Exhibit 99.1

TUESDAY, OCTOBER 26, 2004

Apropos Contact

Apropos Investors Relations Contact

Frank Leonard	Leslie Loyet
Apropos Technology	Financial Relations Board
Phone: (630) 472-9600 ext. 7724	Phone: (312) 640-6672
E-mail: frank.leonard@apropos.com	E-mail: lloyet@financialrelationsboard.com

APROPOS TECHNOLOGY REPORTS

6% REVENUE GROWTH

APROPOS REPORTS FOUR CONSECUTIVE QUARTERS OF POSITIVE CASH FLOWS

Oakbrook Terrace, IL – October 26, 2004 — Apropos Technology (Nasdaq: APRS), a leading provider of real time multi-channel interaction management solutions, reported revenues increased 6% to $5.0 million for the third quarter ended September 30, 2004 from $4.7 million for the third quarter ended September 30, 2003.  Revenues for the nine months ended September 30, 2004 were $15.1 million compared to $14.5 million for the nine months ended September 30, 2003.

Net loss for the three months ended September 30, 2004 was $815,000, or a loss of $0.05 per share, which includes restructuring and other charges of $836,000, or $0.05 per share.  The restructuring and other charges provision includes costs associated with the separation agreement with the Company’s former Chief Executive Officer, exit costs related to the relocation of the Company’s EMEA headquarters and adjustment of the reserve for consolidation of the corporate headquarters.  Net loss for the comparable three months ended September 30, 2003 was $3.0 million, or a loss of $0.18 per share, which includes a restructuring and other charge of $2.4 million, or $0.14 per share.  The restructuring and other charges provision includes staff reduction charges, facility termination costs and an impairment loss for assets providing no future benefit to the Company.  Net loss for the nine months ended September 30, 2004 was $691,000, or a loss of $0.04 per share, which includes restructuring and other charges of $1.3 million, or $0.07 per share.  Net loss for the comparable nine months ended September 30, 2003 was $6.4 million, or a loss of $0.38 per share, which includes restructuring and other charges of $2.9 million, or $0.17 per share.

“We have shown that we can fund our existing business from continuing operations,” stated David McCrabb, interim CEO and President.  “The Company has reported four consecutive quarters of profitability before any restructuring and other charges.  The Company’s cash and investment balances increased from the prior quarter by $160,000 to $41.1 million at

-more-

September 30, 2004, marking the fourth consecutive quarter this goal has been achieved.  As a result, our balance sheet remains strong and provides a stable environment to enable us to execute our business plans and meet customer expectations.

 “This also was a quarter of transition for Apropos.  While selected key senior management positions have been replaced or consolidated, the Company managed to increase revenue by 6% compared to the third quarter of 2003.  Going forward, we plan to refocus our efforts on further improving sales performance by targeting specific markets in which we already have shown success.

“Apropos customers continue to make notable advances in their customer support.  One of our customers, Veritas, has worldwide support operations and a major contact center in Florida. With the hurricanes that hit Florida this summer, Veritas wanted to make sure they could continue to offer the highest level of service through their contact centers.  With Apropos V6, Veritas was able to make an exact duplicate of their Florida site, and in the event of weather-related issues Veritas was prepared to migrate their entire center - hundreds of seats - at the touch of a button.  Veritas weathered the four hurricanes and the failover was never needed; however going forward Veritas has advanced their robustness and resiliency with Apropos V6.”

During the third quarter, the Company received new and add-on customer orders from Amalgamated Beverages Industries, Ltd. (a subsidiary of SABMiller, Plc); eBay, Inc.; Everest Connection, L.L.C.; Freightliner, Inc.; Fringe Benefits Management Company; and GE Fanuc Automation Manufacturing, Inc..

A conference call will be conducted by the Company at 5:00 p.m. Eastern Time (ET) on Tuesday, October 26, 2004. The conference call will be available to all interested parties over the Internet.  To listen to the call on the Internet, go to www.apropos.com or www.fulldisclosure.com at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at www.apropos.com, www.fulldisclosure.com or by dialing 877-519-4471 or 973-341-3080 (international) and providing access code 5260488.  The replay will be available by phone through November 2, 2004, and over the Internet for 30 days.

About Apropos Technology

Apropos Technology, Inc. (NASDAQ: APRS) develops and markets one of the industry’s leading business communications platforms, providing an open, system independent application suite for real time, multi-channel interaction management. This application platform enables companies to personalize and intelligently manage all of their customer, employee, and vendor interactions, thereby reducing costs, improving communications and operating efficiency, and increasing overall revenue opportunities. The application provides timely and accurate information on communications of all types to those within the business who need visibility into real time business performance and trends. This information enables customers to react immediately to changing business conditions and make informed strategic decisions. The company’s award-winning solution has received seven (7) US patents for call center related technology inventions, including a patent on the concept of blending multi-channel communications into a single, universal queuing system. The solution intelligently classifies, prioritizes, routes and reports on each business interaction, based on the value of each interaction, across a variety of communications media, including Voice, E-mail, Web, Fax, and Voice over IP (VoIP). Apropos Technology serves over 300 clients worldwide from its Corporate headquarters in Oakbrook Terrace, Ill., and from its European headquarters in the United Kingdom. Additional information about Apropos and its products can be found at http://www.apropos.com.

Apropos Technology statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Apropos Technology’s expectations, anticipations, goals, beliefs, targets, hopes, intentions or strategies regarding the future.  Forward-looking statements include statements regarding business model, product introduction and acceptance, future sales, sales growth and sales channels, profitability and results of operations, gross margins, operating expenses and financial stability.  These forward-looking statements are subject to various risks and uncertainties as more fully set forth under the caption “Risk Factors Associated with Apropos’ Business and Future Operating Results” in Apropos Technology’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.  Apropos Technology’s actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements; Apropos Technology makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

-tables to follow-

Apropos Technology, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended September 30		Nine months ended September 30
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Software licenses	$1,731	$1,677	$5,357	$5,326
Services and other	3,249	3,034	9,751	9,199
Total revenue	4,980	4,711	15,108	14,525

Cost of goods and services
Cost of software	172	91	459	294
Cost of services and other	897	1,003	2,769	3,336
Total cost of goods and services	1,069	1,094	3,228	3,630

Gross margin	3,911	3,617	11,880	10,895

Operating expenses
Sales and marketing	1,887	1,628	5,320	5,836
Research and development	1,021	1,117	3,105	4,312
General and administrative	1,132	1,475	3,175	4,466
Stock compensation charge	—	75	—	225
Restructuring and other charges	836	2,427	1,291	2,875
Total operating expenses	4,876	6,722	12,891	17,714

Loss from operations	(965)	(3,105)	(1,011)	(6,819)

Other income (expense)
Interest income	145	99	347	382
Other income (expense), net	5	5	(27)	2
Total other income	150	104	320	384

Net loss	$(815)	$(3,001)	$(691)	$(6,435)

Basic and diluted net loss per share	$(0.05)	$(0.18)	$(0.04)	$(0.38)

Weighted-average number of shares outstanding	17,343	16,842	17,240	16,749

Reconciliation of Non-GAAP financial results to GAAP financial results

Pro Forma net income (loss) (without restructuring and other charges)

Net loss, as reported	$(815)	$(3,001)	$(691)	$(6,435)
Restructuring and other charges	836	2,427	1,291	2,875

Pro forma net income (loss)	$21	$(574)	$600	$(3,560)

-more-

Apropos Technology, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30 2004	December 31 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,076	$38,265
Short-term investments	3,008	1,000
Accounts receivable, net	2,859	2,895
Inventory	81	73
Prepaid expenses and other current assets	467	588

Total current assets	44,491	42,821

Equipment, net	618	921
Other assets	21	199

Total assets	$45,130	$43,941

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$137	$81
Accrued expenses	1,927	1,618
Deferred revenues	3,610	3,296
Other current liabilities	930	562

Total current liabilities	6,604	5,557

Accrued restructuring, less current portion	390	560

Shareholders’ equity
Common shares	175	173
Additional paid-in capital	102,872	102,263
Treasury stock	—	(392)
Accumulated deficit	(64,911)	(64,220)

Total shareholders’ equity	38,136	37,824

Total liabilities and shareholders’ equity	$45,130	$43,941

###